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                                                                     Exhibit 1.1
                             NIAGARA BANCORP, INC.
                             LOCKPORT SAVINGS BANK
                         8,677,747 to 11,740,482 Shares

                                  Common Stock
                           (Par Value $.01 Per Share)

                                $10.00 Per Share

                             SALES AGENCY AGREEMENT
                             ----------------------

                                February __, 1998

CIBC Oppenheimer Corp.
World Financial Center
New York, New York 10281

Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina  27609

Dear Sirs:

     Niagara Bancorp, Inc., a Delaware-chartered corporation (the "Company"), Lockport Savings Bank, a New York chartered mutual savings bank (the "Bank") and Niagara Bancorp, MHC, a New York chartered mutual holding company ("MHC"), hereby confirm, as of December __, 1997, their respective agreements with CIBC Oppenheimer Corp. ("CIBC Oppenheimer") and Trident Securities, Inc. ("Trident"), broker-dealers registered with the Securities and Exchange Commission ("Commission") and members of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

     1.   Introductory.  Under the Bank's plan of reorganization, adopted on
          ------------
________, 1997 (the "Plan"), the Company will be formed as a Delaware corporation, a New York chartered mutual holding company will be formed, MHC and the Bank will be reorganized into the capital stock form of organization (together with the Offerings, as defined below, the "Reorganization"). In accordance with the Plan, the Company is offering shares of its common stock, par value $.01 per share (the "Shares" and the "Common Stock"), pursuant to nontransferable subscription rights in a subscription offering (the "Subscription Offering") to certain depositors and borrowers of the Bank, to directors, officers and employees of the Bank, and to the Bank's tax-qualified employee benefit plans (i.e., the Bank's Employee Stock Ownership Plan (the "ESOP")). Concurrently with, during or promptly after the Subscription Offering, shares of the Common Stock not sold in the Subscription Offering may be offered to the general public in a community offering, with preference being given to natural persons residing in Niagara, Orleans, Erie and Genesee Counties, New York (the "Community Offering") (the Subscription and Community Offerings are sometimes referred to collectively as the "Offerings"), subject to the right of the Company and the Bank, in their absolute discretion, to reject orders in the Community Offering in whole or in part. In the Offerings, the Company is offering between 8,677,747 and 11,740,482 Shares, with the possibility of offering up to 13,501,554 Shares without a resolicitation of subscribers, as contemplated by Title 12 of the Code of Federal Regulations, Part
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303.15. Except for certain benefit plans, and certain larger depositors, no person may purchase more than $200,000 of the Shares issued in the Reorganization and no person, together with associates of and persons acting in concert with such person, may purchase in the aggregate more than $400,000 of the Shares issued in the Reorganization.

     In connection with the Reorganization and pursuant to the terms of the Plan as described in the Prospectus, immediately following the consummation of the Reorganization, subject to the approval of the members of Bank and compliance with certain conditions as may be imposed by regulatory authorities, the Company will contribute an amount of Common Stock equal to 3% of the shares sold in the Offerings to a charitable foundation (the "Foundation") such shares hereinafter being referred to as the ("Foundation Shares"). The Company will also contribute at that time an amount of cash equal to the value of 2% of the shares sold in the Offerings.

     The Company, MHC and the Bank have been advised by CIBC Oppenheimer and Trident that they will utilize their best efforts in assisting the Company, MHC and the Bank with the sale of the Shares in the Offerings and, if deemed necessary by the Company in a syndicated public offering. Prior to the execution of this Agreement, the Company has delivered to CIBC Oppenheimer and Trident the Prospectus dated __________ __,1997 (as hereinafter defined) and all supplements thereto to be used in the Offerings. Such Prospectus contains information with respect to the Company, MHC, the Bank and the Shares.

     2.   Representations and Warranties.
          ------------------------------

          (a) The Company, MHC and the Bank jointly and severally represent and warrant to CIBC Oppenheimer and Trident that:

               (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including exhibits and an amendment or amendments thereto, on Form S-1 (No. 333- ______), including a Prospectus relating to the Offerings, for the registration of the Shares and the Foundation Shares under the Securities Act of 1933, as amended (the "Act"); and such registration statement has become effective under the Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the Company's best knowledge, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if the prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the
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          Commission under the Act (together with the enforceable published policies and actions of the Commission thereunder, the "SEC Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with or mailed for filing to the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. If any Shares remain unsubscribed following completion of the Subscription Offering and, if any, the Community Offering, the Company (i) will promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription Offering and, if any, the Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or
          (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and the Community Offerings and pricing information pursuant to Rule 424(c) of the Regulations, in either case in a form reasonably acceptable to the Company, CIBC Oppenheimer and Trident.

               (ii) The Bank has filed an application for approval to convert from the mutual form of ownership to the stock form of ownership with the New York State Bank Department (the "Department") and the Federal Deposit Insurance Corporation ("FDIC"). The Department and the FDIC have approved the Bank's application, including the waiver of certain provisions of regulations specified in such approval with respect to the establishment of and contribution to the Foundation. The Prospectus and the proxy statement for the solicitation of proxies from members for the special meeting to approve the Plan (the "Proxy Statement") included as part of the Bank's application to convert have been approved for use by the Department and the FDIC. No order has been issued by the Department or the FDIC preventing or suspending the use of the Prospectus or the Proxy Statement; and no action by or before the Department or the FDIC revoking such approvals is pending or, to the Bank's best knowledge, threatened. Additionally, the MHC and the Company have filed an application to register as a bank holding company in the Federal Reserve Bank of New York ("FRB") and has received approval from the FRB. (The Company, MHC and Bank applications are hereinafter called the "Applications.")

               (iii) At the date of the Prospectus and at all times subsequent thereto through and including the Closing Date (i) the Registration Statement and the Prospectus (as amended or supplemented, if amended or supplemented) complied with the Act and the SEC Regulations, (ii) the Registration Statement (as amended or supplemented, if amended or supplemented) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus (as
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          amended or supplemented, if amended or supplemented) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank relating to CIBC Oppenheimer and Trident by or on behalf of CIBC Oppenheimer and Trident expressly for use in the Registration Statement or Prospectus.

               (iv) The Company has been duly incorporated and is in good standing as a Delaware corporation, MHC has been duly incorporated and is in good standing as a New York chartered mutual holding company, and the Bank has been duly organized and has a corporate existence as a New York chartered mutual savings bank, and each of them is validly existing under the laws of the jurisdiction of its organization with full power and authority to own its property and conduct its business as described in the Registration Statement and Prospectus; the Bank is a member in good standing of the Federal Home Loan Bank of New York; and the deposit accounts of the Bank are insured up to applicable limits by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC"). Each of the Company, MHC and the Bank is not required to be qualified to do business as a foreign corporation in any jurisdiction where non-qualification would have a material adverse effect on the Company and the Bank, taken as a whole. The Bank does not own equity securities of or an equity interest in any business enterprise except as described in the Prospectus. Upon amendment of the Bank's mutual charter and bylaws to stock chartered bylaws, and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Bank will be converted pursuant to the Plan to a New York chartered capital stock savings bank with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Bank will be owned of record and beneficially by the Company, (iii) the Company will issue common stock to MHC and the public and (iv) the Company will have no direct subsidiaries other than the Bank.

               (v) The Bank does not own equity securities of or an equity interest in any business enterprise except as described in the Prospectus.

               (vi) The Bank has good, marketable and insurable title to all assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all material liens, charges, encumbrances or restrictions, except for liens for taxes not yet due, except as described in the Prospectus and except as could not in the aggregate have a material adverse effect upon the operations or financial condition of the Bank; and all of the leases and subleases material to the operations or financial
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          condition of the Bank, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

               (vii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and all actions in connection with the contribution to the Foundation have been duly and validly authorized by all necessary actions on the part of each of the Company, MHC and the Bank, and this Agreement is a valid and binding obligation with valid execution and delivery of each of the Company, MHC and the Bank, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Sections 23A or 23B of the Federal Reserve Act, 12 U.S. C. Sections 371c ("Section 23A" or 371c-1 ("Section 23B")).

               (viii) There is no litigation or governmental proceeding pending or, to the best knowledge of the Company, MHC or the Bank, threatened against or involving the Company, MHC, the Bank, or any of their respective assets which individually or in the aggregate would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations and business, including the assets and properties, of the Company, MHC and the Bank, taken as a whole.

               (ix) The Company, MHC and the Bank have received the opinions of Luse Lehman Gorman Pomerenk & Schick, P.C. with respect to federal and New York State income tax consequences of the Reorganization, to the effect that the Reorganization will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will not be a taxable transaction for the Bank or the Company under the laws of New York, and the facts relied upon in such opinion are accurate and complete.

               (x) Each of the Company, MHC and the Bank has all such corporate power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof and to issue and sell the shares in the Offerings, and to issue and contribute the Foundation Shares, subject to the limitations set forth herein and subject to the satisfaction of certain conditions imposed by the Department, FDIC and the FRB in connection with its approvals of the Applications, and except as may be required under the securities, or "blue sky," laws of various jurisdictions, and in the case of the Company, as of the
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          Closing Date, will have such approvals and orders to issue and sell the Shares to be sold by the Company as provided herein, and in the case of the Bank, as of the Closing Date, will have such approvals and orders to issue and sell the Shares of its Common Stock to be sold to the Company as provided in the Plan, subject to the issuance of amended charter in the form required for New York State chartered stock savings banks (the "Stock Charter'), the form of which Stock Charter has been approved by the Department.

               (xi) To the best of its knowledge, neither the Company, MHC nor the Bank is in violation of any rule or regulation of the Department or the FDIC that could reasonably be expected to result in any enforcement action against the Company, MHC, the Bank, or their officers or directors that might have a material adverse effect on the financial condition, operations, businesses, assets or properties of the Company, MHC and the Bank, taken as a whole.

               (xii) The consolidated financial statements and any related notes or schedules which are included in the Registration Statement and the Prospectus fairly present the consolidated financial condition, income, retained earnings and cash flows of the Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form with the applicable accounting requirements of the Regulations and the applicable accounting regulations of the Department. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth therein, and such financial statements are consistent with financial statements and other reports filed by the Bank with supervisory and regulatory authorities except as such generally accepted accounting principles may otherwise require. The tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods therein.

               (xiii) There has been no material change in the financial condition, results of operations or business, including assets and properties, of the Company, MHC and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of each of the Company, MHC and the Bank conform to the descriptions thereof contained in the Prospectus. None of the Company, MHC nor the Bank has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

               (xiv) There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, MHC and the Bank pursuant to any of the
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          terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, MHC or the Bank is a party or by which any of them or any of their respective assets or properties may be bound or is subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the financial condition, operations, business, assets or properties of the Company, MHC and the Bank taken as a whole; all agreements which are material to the financial condition, results of operations or business of the Company, MHC and the Bank taken as a whole are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Company, MHC and the Bank, threatened any action or proceeding wherein the Company, MHC or the Bank would be alleged to be in default thereunder.

               (xv) None of the Company, MHC or the Bank is in violation of its respective charter or bylaws. The execution and delivery hereof and the consummation of the transactions contemplated hereby by the Company, MHC and the Bank do not conflict with or result in a breach of the charter or bylaws of the Company, MHC or the Bank (in either mutual or stock form) or constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, MHC or the Bank pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, MHC or the Bank is a party or violate any governmental license or permit or any enforceable published law, administrative regulation, order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Department in connection with its approval of the Reorganization Application), which breach, default, encumbrance or violation would have a material adverse effect on the financial condition, operations or business of the Company, MHC and the Bank taken as a whole.

               (xvi) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Date (as hereinafter defined), except as otherwise may be indicated or contemplated therein, none of the Company, MHC or the Bank has issued any securities which will remain issued at the Closing Date or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the business of the Company, MHC and the Bank, taken as a whole.
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               (xvii)  Upon consummation of the Reorganization, the authorized, issued and outstanding equity capital of the Bank shall be within the range as set forth in the Prospectus under the caption "Capitalization," and no Common Stock of the Bank shall be outstanding immediately prior to the Closing Date; the issuance and the sale of the Shares of the Bank and the Foundation Shares have been duly authorized by all necessary action of the Bank and approved by the Department and, when issued in accordance with the terms of the Plan and paid for, shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus; the issuance of the Shares or the Foundation Shares are not subject to preemptive rights, except as set forth in the Prospectus; and good title to the Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The certificates representing the Shares and the Foundation Shares will conform in all material respects with the requirements of applicable laws and regulations. The issuance and sale of the capital stock of the Bank to the Company and from the Company to MHC and the public and the Foundation Shares has been duly authorized by all necessary action of the Bank and the Company and appropriate regulatory authorities (subject to the satisfaction of various conditions imposed by the Department in connection with its approval of the Reorganization Application), and such capital stock and Foundation Shares, when issued in accordance with the terms of the Plan, will be fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.

               (xviii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the declaration of effectiveness of any required post-effective amendment by the Commission and approval thereof by the Department and the FDIC, and approval of MHC's and Company's applications by the FRB, the issuance of the Stock Charter by the Department and as may be required under the securities laws of various jurisdictions.

               (xix) All material contracts and other documents required to be filed as exhibits to the Registration Statement or the Reorganization Application have been filed with the Commission and/or the Department or the FRB, as the case may be.

               (xx) KPMG Peat Marwick LLP, which has audited the consolidated financial statements of the Bank at December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 included in the Prospectus, is an independent public accountant within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations,
          Section 303.15.
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               (xxi)   For the past five years, the Company, MHC and the Bank
          have timely filed all required federal, state and local franchise tax returns, and no deficiency has been asserted with respect to such returns by any taxing authorities, and the Company, MHC and the Bank have paid all taxes that have become due and, to the best of their knowledge, have made adequate reserves for similar future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a material adverse effect on the condition of the Company, MHC and the Bank taken as a whole.

               (xxii) All of the loans represented as assets of the Bank on the most recent financial statements of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R.
          Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the Company, MHC and the Bank taken as a whole.

               (xxiii) The records of account holders, depositors, borrowers and other members of the Bank delivered to CIBC Oppenheimer and Trident by the Bank or its agent for use during the Reorganization have been prepared or reviewed by the Bank and, to the best knowledge of the Company, MHC and the Bank, are reliable and accurate.

               (xxiv) To the knowledge of the Company, MHC and the Bank, none of the Company, the Bank nor directors or employees of the Company, MHC or the Bank have made any payment of funds of the Company, MHC or the Bank as a loan to any person other than the Employee Stock Ownership Plan Trust for the purchase of the Shares.

               (xxv) To the best knowledge of the Company, MHC and the Bank, the Company, MHC and the Bank are in compliance with all laws, rules and regulations relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants and neither the Company, MHC nor the Bank believes that the Company, MHC or the Bank is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a material adverse effect on the Company, MHC and the Bank, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company, MHC or the Bank, threatened against the Company or the Bank relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants. To the best knowledge
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          of the Company, MHC and the Bank, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company, MHC or the Bank or, to the best knowledge of the Company, MHC or the Bank, has occurred on, in or at any of the facilities or properties of the Company, MHC or the Bank, except such disposal, release or discharge which would not have a material adverse effect on the Company, MHC and the Bank, taken as a whole.

               (xxvi) At the Closing Date, the Company, MHC and the Bank will have completed the conditions precedent to, and shall have conducted the Reorganization in all material respects in accordance with, the Plan, the Department Regulations, FRB and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed by the Department and FRB.

               (xxvii) The Foundation has been duly incorporated and is validly existing as a private charitable foundation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a savings and loan holding company within the meaning of 12 C.F.R. Section 574.2(q) as a result of the issuance of the Foundation Shares to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus to the knowledge of the Bank, MHC and the Company, all approvals required to establish the Foundation and to contribute the Foundation Shares thereto have been performed as described in the Prospectus; except as specifically disclosed in the Prospectus and the Proxy Statement, there are no agreements and/or understandings, written or oral or otherwise, between the Company, MHC and/or the Bank and the Foundation with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the shares of Common Stock to be contributed by the Company to the Foundation; the Foundation Shares to be issued to the Foundation in accordance with the Plan and as described in the Prospectus will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and non-assessable.

     (b) CIBC Oppenheimer and Trident represents and warrants to the Company, MHC and the Bank that:

               (i) CIBC Oppenheimer and Trident are registered as broker-dealers with the Commission, and are in good standing with the Commission and the NASD.
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               (ii)   CIBC Oppenheimer is validly existing as a corporation in
          good standing under the laws of New York, with full corporate power and authority to provide the services to be furnished to the Company and the Bank hereunder. Trident is validly existing as a corporation in good standing under the laws of North Carolina, with full corporate power and authority to provide the services to be furnished to the Company, MHC and the Bank hereunder.

               (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of CIBC Oppenheimer and Trident, and this Agreement is a legal, valid and binding obligation of CIBC Oppenheimer and Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers accounts of whose may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to
          Section 23A or Section 23B).

               (iv) Each of CIBC Oppenheimer and Trident and, to Oppenheimer's and Trident's knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by CIBC Oppenheimer and Trident shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and CIBC Oppenheimer and Trident are a registered selling agents in the jurisdictions listed in Exhibit A hereto and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Reorganization is consummated or terminated.

               (v) The execution and delivery of this Agreement by CIBC Oppenheimer and Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate charter or bylaws of CIBC Oppenheimer and Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which CIBC Oppenheimer and Trident are bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order.

               (vi) Any funds received by CIBC Oppenheimer and Trident to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

CIBC Oppenheimer Corp. and
Trident Securities, Inc.
Sales Agency Agreement
Page 12


               (vii) There is not now pending or, to CIBC Oppenheimer and Trident's knowledge, threatened against CIBC Oppenheimer and Trident any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Oppenheimer's and Trident's activities as broker-dealers.

     3.   Employment of CIBC Oppenheimer and Trident: Sale and Delivery of the
          --------------------------------------------------------------------
Shares.  On the basis of the representations and warranties herein contained,
------
but subject to the terms and conditions herein set forth, the Company, MHC and the Bank hereby employ CIBC Oppenheimer and Trident as their agents to utilize their efforts in assisting the Company with the Company's sale of the Shares in the Subscription Offering and Community Offering.

     In the event the Company is unable to sell a minimum of 8,677,747 Shares (or such lesser amount as the Department may permit) within the period herein provided, this Agreement shall terminate, and the Company, MHC and the Bank shall refund promptly to any persons who have subscribed for any of the Shares, the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 6, 8(a) and 9 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Bank until all Shares are sold and paid for were made prior to the commencement of the Subscription and Community Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

     If all conditions precedent to the consummation of the Reorganization are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares on the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal office of the Company at 6950 South Transit Road, Lockport, New York 14095-0514 or at such other place as shall be agreed upon between the parties hereto. The date upon which CIBC Oppenheimer and Trident are paid the compensation due hereunder is herein called the "Closing Date."

     CIBC Oppenheimer and Trident agree either (a) upon receipt of an executed order form of a subscriber to forward the offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt or execution of an order form by CIBC Oppenheimer and Trident to the Bank for deposit in a segregated account or (b) to solicit indications of interest in which event (i) CIBC Oppenheimer and Trident will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscribers behalf, (ii) CIBC Oppenheimer and Trident will mail acknowledgments of receipt of orders to each subscriber confirming interest on the business day following such confirmation, (iii) CIBC Oppenheimer and Trident will debit accounts of such subscribers on the third business day ("debit date") following

CIBC Oppenheimer Corp. and
Trident Securities, Inc.
Sales Agency Agreement
Page 13

receipt of the confirmation referred to in (i), and (iv) CIBC Oppenheimer and Trident will forward completed order forms together with such funds to the Bank on or before twelve noon on the next business day following the debit date for deposit in a segregated account. CIBC Oppenheimer and Trident acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the debit date.

     In addition to the expenses specified in Section 6 hereof, CIBC Oppenheimer and Trident shall receive the following compensation for its services hereunder:

     (a) A commission equal to ninety-five basis points (.95%) of the aggregate dollar amount of Common Stock sold in the Offerings, excluding any shares of stock sold to the Bank's trustees, executive officers and ESOP. Additionally, commissions are excluded on sales of Common Stock to "Associates" (as defined in the Bank's Plan) of the Bank's trustees and executive officers. A commission will also be paid equal to seventy-five basis points (.75%) of the aggregate dollar amount of stock sold in the Offerings to persons who reside outside of Niagara, Orleans, Erie and Genesee counties. The total compensation paid to CIBC Oppenheimer and Trident shall not exceed $1 million.

     (b) For stock sold by other NASD member firms under selected dealer's agreements, the commission shall not exceed four and one-half percent (4.5%).

     (c) CIBC Oppenheimer and Trident shall be reimbursed for allowable expenses, incurred by them whether or not the Offerings are successfully completed; provided, however, that reimbursable legal fees (non "Blue Sky" related matters) will not exceed $40,000 exclusive of disbursements, that other reimbursable expenses will not exceed $25,000 and that neither the Company nor the Bank shall pay or reimburse CIBC Oppenheimer and Trident for any of the foregoing expenses accrued after CIBC Oppenheimer and Trident shall have notified the Company or the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Bank shall have given notice in accordance with Section 12 hereof that CIBC Oppenheimer and Trident are in breach of this Agreement. Full payment to defray Oppenheimer's and Trident's reimbursable expenses shall be made in next-day funds on the Closing Date or, if the Reorganization is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company of a written request from CIBC Oppenheimer and Trident for reimbursement of its expenses. CIBC Oppenheimer and Trident each acknowledge receipt of $10,000 advance payment from the Bank which shall be credited against the total reimbursement due CIBC Oppenheimer and Trident hereunder.

     (d) Notwithstanding the limitations on reimbursement of CIBC Oppenheimer and Trident for allocable expenses provided in the immediately preceding paragraph (c), in the event that a resolicitation or other event causes the Offerings to be extended beyond their original expiration date, CIBC Oppenheimer and Trident shall be reimbursed for their allocable expenses incurred during such

CIBC Oppenheimer Corp. and
Trident Securities, Inc.
Sales Agency Agreement
Page 14

extended period, provided that the allowance for allowable expenses provided for in the immediately preceding paragraph (c) above have been exhausted and subject to the following.

     The Company shall pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares. The Company and the Bank shall also pay all expenses of the Reorganization incurred by them or on their prior approval including but not limited to their attorneys' fees, NASD filing fees, and attorneys' fees relating to any required state securities laws research and filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the Reorganization.

     4.   Offering.  Subject to the provisions of Section 7 hereof, CIBC
          --------
Oppenheimer and Trident is assisting the Company on a best efforts basis in offering a minimum of 8,677,747 and a maximum of 11,740,482 Shares, with the possibility of offering up to 13,501,554 Shares (except as the Department and the FDIC may permit such amount to be decreased or increased) in the Subscription and Community Offerings. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

     5.   Further Agreements.  The Company, MHC and the Bank jointly and
          ------------------
severally covenant and agree that:

     (a) The Company shall deliver to CIBC Oppenheimer and Trident, from time to time, such number of copies of the Prospectus as CIBC Oppenheimer and Trident reasonably may request. The Company authorizes CIBC Oppenheimer and Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

     (b) The Company will notify CIBC Oppenheimer and Trident immediately upon discovery, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

     (c) During the time when a prospectus is required to be delivered under the Act, the Company will comply so far as it is able with all requirements imposed upon it by the Act, as now in effect and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the

CIBC Oppenheimer Corp. and
Trident Securities, Inc.
Sales Agency Agreement
Page 15

Company, MHC and the Bank, taken as a whole, shall occur as a result of which it is necessary, in the opinion of counsel for CIBC Oppenheimer and Trident, with the concurrence of counsel to the Company, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company forthwith shall prepare and furnish to CIBC Oppenheimer and Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance satisfactory to counsel for CIBC Oppenheimer and Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus of which CIBC Oppenheimer and CIBC Oppenheimer and Trident have not first been furnished a copy or to which CIBC Oppenheimer and Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection the Company and the Bank shall furnish such information with respect to themselves as CIBC Oppenheimer and Trident from time to time may reasonably request.

     (d) The Company, MHC and the Bank have taken or will take all reasonably necessary action as may be required to qualify or register the Shares for offer and sale by the Company under the securities or blue sky laws of such jurisdictions as CIBC Oppenheimer and Trident and either the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless CIBC Oppenheimer and Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

     (e) Appropriate entries will be made in the financial records of the Bank sufficient to establish a liquidation account for the benefit of eligible account holders as of August 31, 1996 and supplemental eligible account holders as of December 31, 1997 in accordance with the requirements of the Department and the FDIC.

     (f) The Company will file a registration statement for the Common Stock under Section 12(g) of the Exchange Act, prior to completion of the stock offering pursuant to the Plan and shall request that such registration statement be effective upon completion of the Reorganization. The Company shall maintain the effectiveness of such registration for a minimum period of three years or for such shorter period as may be required by applicable law.

     (g) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations promulgated under

CIBC Oppenheimer Corp. and
Trident Securities, Inc.
Sales Agency Agreement
Page 16

the Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

     (h) For a period of three (3) years from the date of this Agreement (unless the Common Stock shall have been deregistered under the Exchange Act), the Company will furnish to CIBC Oppenheimer and Trident, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to CIBC Oppenheimer and Trident (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as CIBC Oppenheimer and Trident may reasonably request.

     (i) The Company shall use the net proceeds from the sale of the Shares consistently with the manner set forth in the Prospectus.

     (j) The Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived by CIBC Oppenheimer and Trident.

     (k) The Company shall advise CIBC Oppenheimer and Trident, if necessary, as to the allocation of deposits, in the case of eligible account holders and supplemental eligible account holders and votes, in the case of other members, and of the Shares in the event of an oversubscription and shall provide CIBC Oppenheimer and Trident final instructions as to the allocation of the Shares ("Allocation Instructions") in such event and such information shall be accurate and reliable. CIBC Oppenheimer and Trident shall be entitled to rely on such instructions and shall have no liability in respect of its reasonable reliance thereon, including without limitation, no liability for or related to any denial or grant of a subscription in whole or in part.

     (1) The Company, MHC and the Bank will take such actions and furnish such information as are reasonably requested by CIBC Oppenheimer and Trident in order for CIBC Oppenheimer and Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and withholding."

     (m) The Company, MHC and the Bank shall use their best efforts to ensure that the Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"); the Company, MHC and the Bank will take no action which will result in the possible loss of the Foundation's tax-exempt status; and neither the Company, MHC nor the Bank will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

CIBC Oppenheimer Corp. and
Trident Securities, Inc.
Sales Agency Agreement
Page 17

     6.   Payment of Expenses.  Whether or not the Reorganization is
          -------------------
consummated, the Company, MHC and the Bank shall pay or reimburse CIBC Oppenheimer and Trident for (a) all filing fees paid or incurred by CIBC Oppenheimer and Trident in connection with all filings with the NASD with respect to the Subscription and Community Offerings and, (b) in addition, if the Company is unable to sell a minimum of 8,677,747 Shares or such lesser amount as the Department may permit or the Reorganization is otherwise terminated, the Company and the Bank shall reimburse CIBC Oppenheimer and Trident for allowable expenses incurred by CIBC Oppenheimer and Trident relating to the offering of the Shares as provided in Section 3 hereof; provided, however, that neither the Company nor the Bank shall pay or reimburse CIBC Oppenheimer and Trident for any of the foregoing expenses accrued after CIBC Oppenheimer and Trident shall have notified the Company or the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Bank shall have given notice in accordance with Section 12 hereof that CIBC Oppenheimer and Trident are in breach of this Agreement.

     7.   Conditions of Oppenheimer's and Trident's Obligations.  Except as may
          -----------------------------------------------------
be waived by CIBC Oppenheimer and Trident, the obligations of CIBC Oppenheimer and Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company, MHC and the Bank of their obligations hereunder and to the following conditions:

     (a) At the Closing Date, CIBC Oppenheimer and Trident shall receive the favorable opinion of Luse, Lehman, Gorman, Pomerenk & Schick, special counsel for the Company and the Bank, dated the Closing Date, addressed to CIBC Oppenheimer and Trident, in form and substance reasonably satisfactory to counsel for CIBC Oppenheimer and Trident substantially as set forth in Exhibit B hereto.

     In rendering such opinions, such counsel may rely as to matters of fact on certificates of officers and directors of the Company, MHC and the Bank and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company, MHC and the Bank. Such opinions may be governed by, and interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991), and, as a consequence, references in such opinions to such counsel's "knowledge" may be limited to "actual knowledge" as defined in the Accord (or knowledge based on certificates). Such opinions may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinions, such counsel need assume no obligation to revise or supplement them should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any regulations or any policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company, MHC and the Bank of this Agreement or the issuance of the Shares.

CIBC Oppenheimer Corp. and
Trident Securities, Inc.
Sales Agency Agreement
Page 18



     (b) At the Closing Date, CIBC Oppenheimer and Trident shall receive the letter of Luse, Lehman, Gorman, Pomerenk & Schick, dated the Closing Date, addressed to CIBC Oppenheimer and Trident, in form and substance reasonably satisfactory to counsel for CIBC Oppenheimer and Trident substantially as set forth in Exhibit C, hereto:

     (c) Counsel for CIBC Oppenheimer and Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by CIBC Oppenheimer and Trident, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company, MHC and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

     (d) Prior to and at the Closing Date, in the reasonable opinion of CIBC Oppenheimer and Trident, (i) there shall have been no material change in the financial condition, business or results of operations of the Company, MHC and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no transaction entered into by the Company, MHC and the Bank after the latest date as of which the financial condition of the Company, MHC or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company, MHC and the Bank, taken as a whole; (iii) none of the Company, MHC or the Bank shall have received from the Department, FRB or Commission any direction (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company, MHC and the Bank, taken as a whole, with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company, MHC or the Bank or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, operations, financial condition or income of the Company, MHC and the Bank, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or blue sky laws of such jurisdictions as CIBC Oppenheimer and Trident and the Company shall have agreed upon.

     (e) At the Closing Date, CIBC Oppenheimer and Trident shall receive a certificate of the principal executive officer and the principal financial officer of each of the Company, MHC and the Bank, dated the Closing Date, to the effect that: (i) they have examined the Prospectus and, at the time the Prospectus became authorized by the Company for use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company, MHC or the Bank; (ii) since the date the Prospectus became authorized by the Company for use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material change in the business, financial condition or results of operations of the

CIBC Oppenheimer Corp. and
Trident Securities, Inc.
Sales Agency Agreement
Page 19



Company, MHC or the Bank and, the conditions set forth in clauses (ii) through
(iv) inclusive of subsection (d) of this Section 7 have been satisfied; (iii) to the best knowledge of such officers, no order has been issued by the Commission, FRB, FDIC or the Department to suspend the Subscription Offering or the Community Offering or the effectiveness of the Prospectus, and no action for such purposes has been instituted or threatened by the Commission or the Department; (iv) to the best knowledge of such officers, no person has sought to obtain review of the final actions of the FDIC, Department or FRB approving the Plan; and (v) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

     At the Closing Date, CIBC Oppenheimer and Trident shall receive, among other documents, (i) copies of the letters from the FDIC and the Department authorizing the use of the Prospectus and the Proxy Statement, (ii) a copy of the order of the Commission declaring the Registration Statement effective;
(iii) copies of the letters from the Department evidencing the corporate existence of the Bank and MHC; (iv) a copy of the letter from the appropriate Delaware authority evidencing the incorporation (and, if generally available from such authority, good standing) of the Company; (v) a copy of the Company's corporate charter certified by the appropriate Delaware governmental authority; and, (vi) if available, a copy of the letter from the Department approving the Bank's Stock Charter.

     (g) As soon as available after the Closing Date, CIBC Oppenheimer and Trident shall receive a copy of the Bank's certified New York State Stock Charter executed by the appropriate state governmental authority.

     (h) Concurrently with the execution of this Agreement, CIBC Oppenheimer and Trident acknowledges receipt of a letter from KPMG Peat Marwick, LLP, independent certified public accountants, addressed to CIBC Oppenheimer and Trident and the Company, in substance and form satisfactory to counsel for CIBC Oppenheimer and Trident, with respect to the financial statements and certain financial information contained in the Prospectus.

     (i) At the Closing Date, CIBC Oppenheimer and Trident shall receive a letter in form and substance satisfactory to counsel for CIBC Oppenheimer and Trident from KPMG Peat Marwick, LLP, independent certified public accountants, dated the Closing Date and addressed to CIBC Oppenheimer and Trident and the Company, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five
(5) days prior to the Closing Date.



     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of CIBC Oppenheimer and Trident and their counsel, satisfactory to CIBC Oppenheimer and Trident and their counsel. Any certificates

CIBC Oppenheimer Corp. and
Trident Securities, Inc.
Sales Agency Agreement
Page 20


signed by an officer or director of the Company or the Bank prepared for Oppenheimer's and Trident's reliance and delivered to CIBC Oppenheimer and Trident or to counsel for CIBC Oppenheimer and Trident shall be deemed a representation and warranty by the Company, MHC and the Bank to CIBC Oppenheimer and Trident as to the statements made therein. If any condition to Oppenheimer's and Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, CIBC Oppenheimer and Trident may terminate this Agreement or, if CIBC Oppenheimer and Trident so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If CIBC Oppenheimer and Trident terminate this Agreement as aforesaid, the Company, MHC and the Bank shall reimburse CIBC Oppenheimer and Trident for their expenses as provided in Section 3(b) hereof.

     8.   Indemnification.
          ---------------

          (a) The Company, MHC and the Bank jointly and severally agree to indemnify and hold harmless CIBC Oppenheimer and Trident, its officers, directors and employees and each person, if any, who controls CIBC Oppenheimer and Trident within the meaning of Section 15 of the Act or
     Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) any misrepresentation by the Company, MHC or the Bank in this Agreement or any breach of warranty by the Company, MHC or the Bank with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in (i) the Registration Statement or the Prospectus or (ii) any application (including the Applications or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf of the Company, MHC or the Bank or based upon written information furnished by or on behalf of the Company, MHC or the Bank, whether or not filed in any jurisdiction, to effect the Reorganization or qualify the Shares under the securities laws thereof or filed with the Department, FRB or Commission, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company, MHC or the Bank with respect to CIBC Oppenheimer and Trident by or on behalf of CIBC Oppenheimer and Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application, as the case may be, or (B) the participation by CIBC Oppenheimer and Trident in the Reorganization. This indemnity shall be in addition to any liability the Company, MHC and the Bank may have to CIBC Oppenheimer and Trident otherwise.

          (b) The Company shall indemnify and hold CIBC Oppenheimer and Trident harmless for any liability whatsoever arising out of (i) the Allocation Instructions or (ii) any records of account holders, depositors, borrowers and other members of the Bank delivered

CIBC Oppenheimer Corp. and
Trident Securities, Inc.
Sales Agency Agreement
Page 21


     to CIBC Oppenheimer and Trident by the Bank or its agents for use during the Reorganization.

          (c) CIBC Oppenheimer and Trident agree to indemnify and hold harmless the Company, MHC and the Bank, their officers, directors and employees and each person, if any, who controls the Company, MHC and the Bank within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company, MHC and the Bank to CIBC Oppenheimer and Trident, but only with respect to (A) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance CIBC Oppenheimer and Trident upon, and in conformity with, written information furnished to the Company, MHC or the Bank with respect to CIBC Oppenheimer and Trident by or on behalf of CIBC Oppenheimer and Trident expressly for use in the Prospectus or in any Application (provided that it is agreed and understood that the only information so furnished is set forth in the Prospectus under the caption. "The Reorganization and Offering - Plan of Distribution and Selling Commissions." (B) any misrepresentation by CIBC Oppenheimer or Trident in Section 2(b) of this Agreement; or (C) any liability of the Company, MHC or the Bank which is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have principally and directly resulted from gross negligence or willful misconduct of CIBC Oppenheimer and Trident. It is expressly agreed, however, that CIBC Oppenheimer and Trident shall not be liable for any loss, liability, claim, damage or expense which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to CIBC Oppenheimer and Trident under this Agreement.

          (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such

CIBC Oppenheimer Corp. and
Trident Securities, Inc.
Sales Agency Agreement
Page 22


     suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this
     Section 8 if any settlement of any such action is effected without such indemnifying party's consent. Notwithstanding the provisions of this
     Section 8, the Bank shall not provide indemnification to the Company or CIBC Oppenheimer and Trident solely to the extent that such indemnification would cause the Bank to violate Section 23A or Section 23B.

     9.   Survival of Agreements, Representations and Indemnities.  The
          -------------------------------------------------------
respective indemnities of the Company, MHC and the Bank and CIBC Oppenheimer and Trident and the representation and warranties of the Company, MHC and the Bank and of CIBC Oppenheimer and Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of CIBC Oppenheimer and Trident or the Company, MHC or the Bank or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of CIBC Oppenheimer and Trident, the Company, MHC, the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     10.  Termination.  CIBC Oppenheimer and Trident may terminate this
          -----------
Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

          (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in CIBC Oppenheimer and Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Bank or the Reorganization; or if a moratorium in foreign exchange trading by major international associations or persons has been declared; or if there shall have been a material change in the capitalization, condition or business of the Company, MHC or if the Bank shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material change in the condition or prospects of the Company, MHC or the Bank.

CIBC Oppenheimer Corp. and
Trident Securities, Inc.
Sales Agency Agreement
Page 23


          (b) If CIBC Oppenheimer and Trident elects to terminate this Agreement as provided in this Section, the Company, MHC and the Bank shall be notified promptly by CIBC Oppenheimer and Trident by telephone or telegram and confirmed by letter.

          (c) If this Agreement is terminated by CIBC Oppenheimer and Trident for any of the reasons set forth in subsection (a) above, and to fulfill its obligations, if any, pursuant to Sections 3, 6, 8(a) and 9 of this Agreement and upon demand, the Company, MHC and the Bank shall pay CIBC Oppenheimer and Trident the full amount so owing thereunder.

          (d) The Bank may terminate the Reorganization in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company, MHC and the Bank shall be required to fulfill their obligations, to the extent applicable, pursuant to Sections 3(b), 3(c), 6, 8(a) and 9 of this Agreement.

     11.  Notices.  All communications hereunder, except as herein otherwise
          -------
specifically provided, shall be in writing and if sent to CIBC Oppenheimer and Trident shall be mailed, delivered or telegraphed and confirmed to CIBC Oppenheimer Corp., 200 Liberty Street, 39/th/ Floor, New York, New York 10281,
Attention: Mark C. Biderman, Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Tim Lavelle (with a copy to Silver, Freedman & Taff, L.L.P., 1100 New York Avenue, N.W., Washington, D.C. 20005, Attention: Martin L. Meyrowitz, P.C.) and if sent to the Company or the Bank shall be mailed, delivered or telegraphed and confirmed to Niagara Bancorp, Inc., 6950 South Transit Road, Lockport, New York 14095-0514, Attention: William
E. Swan, President and Chief Executive Officer (with a copy to Luse, Lehman, Gorman, Pomerenk & Schick, 5335 Wisconsin Avenue, N.W., Suite 400, Washington, D.C. 20015, Attention: John Gorman, Esq.).

     12.  Parties.  This Agreement shall inure solely to the benefit of, and
          -------
shall be binding upon, CIBC Oppenheimer and Trident, the Company, MHC, the Bank and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     13.  Construction  Unless governed by preemptive federal law, this
          ------------
Agreement shall be governed by and construed in accordance with the substantive laws of New York.

     14.  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

CIBC Oppenheimer Corp. and
Trident Securities, Inc.
Sales Agency Agreement
Page 24



     Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.

NIAGARA BANCORP, INC.                      LOCKPORT SAVINGS BANK



By:                                        By:
   ------------------------                   -----------------------
   William E. Swan                            William E. Swan
   President and Chief Executive              President and Chief Executive
   Officer                                    Officer


Date:                                      Date:
     ----------------------                     ---------------------


NIAGARA BANCORP, MHC



By:
   ------------------------
   William E. Swan
   President and Chief Executive Officer


Date:
     ----------------------

Agreed to and accepted:

CIBC OPPENHEIMER CORP.                     TRIDENT SECURITIES, INC.


By:                                        By:
   ------------------------                   -------------------------

Date:                                      Date:
     ----------------------                     -----------------------

                                   Exhibit A
                                   ---------

           Jurisdictions where Trident is a Registered Selling Agent


Trident Securities, Inc. is a registered selling agent in the jurisdictions
                         --
listed below:

Alabama                 Missouri
Arizona                 Nebraska
Arkansas                Nevada
California              New Hampshire
Colorado                New Jersey
Connecticut             New Mexico
Delaware                New York
District of Columbia    North Carolina
Florida                 North Dakota (Trident Securities, Inc. only, no agents)
Georgia                 Ohio
Idaho                   Oklahoma
Illinois                Oregon
Indiana                 Pennsylvania
Iowa                    Rhode Island
Kansas                  South Carolina
Kentucky                Tennessee
Louisiana               Texas
Maine                   Vermont
Maryland                Virginia
Massachusetts           Washington
Michigan                West Virginia
Minnesota               Wisconsin
Mississippi             Wyoming

Trident Securities, Inc. is not a registered selling agent in the jurisdictions
                            ---
listed below:

                        Alaska
                        Hawaii
                        Montana
                        South Dakota
                        Utah

                             CIBC OPPENHEIMER CORP.

       Jurisdictions where CIBC Oppenheimer is a Registered Selling Agent


CIBC Oppenheimer Corp. is a registered selling agent in the jurisdictions listed
                       --
below:














CIBC Oppenheimer Corp. is not a registered selling agent in the jurisdictions
                          ---
listed below:

                                   Exhibit B
                                   ---------

[Luse, Lehman to insert introduction]

          (i) the Company and the MHC have each been duly incorporated, and is validly existing as corporations in good standing under the laws of its jurisdiction of incorporation, and the Bank is validly existing as a mutual savings association under the laws of the State of New York, each with full power and authority to own its properties and conduct its business as described in the Prospectus;

          (ii) the Bank is a member of the Federal Home Loan Bank of New York, and the deposit accounts of the Bank are insured by the BIF up to the applicable legal limits;

          (iii) to the best of our knowledge, the activities of the Bank as such activities are described in the Prospectus are permitted under laws of the State of New York State and the United States to subsidiaries of a Delaware business corporation and the Bank does not have any subsidiaries;

          (iv) The Plan complies with, and, to the best of our knowledge, the Reorganization of the Bank from a New York chartered mutual savings bank to a New York chartered stock savings bank and the creation of the Company and the MHC as the holding companies for the Bank have been effected in all material respects in accordance with, the Bank Holding Company Act of 1956, as amended and the regulations of the Department and the FDIC; to the best of our knowledge, all of the terms, conditions, requirements and provisions with respect to the Plan and the Reorganization imposed by the Department and the FDIC, except with respect to the filing or submission of certain required post-Reorganization reports or other materials by the Company, the MHC or the Bank, have been complied with by the Company, the MHC and the Bank; and, to the best of our knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Department or the FDIC in approving the Plan;

          (v) The Foundation, has been effected in all material respects in accordance with the requirements of the Department and the FDIC; all the terms, conditions, requirements and provisions with respect to the organization and purpose of the Foundation imposed by the Department, except with respect to the filing or submission of any required reports after the Foundation is formed or other materials by the Foundation, have been complied with by the Foundation; and, to the best of our knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Department or the FDIC in approving the formation of the Foundation;

          (vi) the Company has authorized Common Stock as set forth in the Registration Statement and the Prospectus, and the description of such Common Stock in the Registration Statement and the Prospectus is accurate in all material respects;

          (vii) the issuance and sale of the Shares and contribution of Foundation Shares have been duly and validly authorized by all necessary corporate action on the part of the

     Company; the Shares and Foundation Shares, upon receipt of payment and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and, except as disclosed in the Prospectus, free of preemptive rights, and good title thereto shall be transferred by the Company free and clear of all claims, encumbrances, security interests and liens created by the Company;

          (viii) the form of certificate used to evidence the Shares is in proper form and complies in all material respects with applicable Delaware law;

          (ix) the issuance and sale of the capital stock of the Bank to the Company have been duly authorized by all necessary corporate action of the Bank and the Company and have received the approval of the FDIC and the Department, and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and owned of record and, to our actual knowledge, beneficially by the Company;

          (x) The Foundation has been duly incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation is not a bank holding company within the meaning of 12 C.F.R. Part 225 as a result of the issuance of the Foundation Shares to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the Foundation Shares thereto as described in the Prospectus other than those set forth in the New York State Banking Department's approval order; the Foundation Shares to be issued to the Foundation in accordance with the Plan and as described in the Prospectus will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and non-assessable.

          (xi) subject to the satisfaction of the conditions imposed by the FDIC, FRB and Department, no further approval, authorization, consent or other order of any federal government board or body is required in connection with the execution and delivery of this Agreement, and the consummation of the Reorganization, except with respect to the issuance to the Bank of the Stock Charter by the Department and as may be required under the "blue sky" laws of various jurisdictions;

          (xii) the execution and delivery of this Agreement and the consummation of the Reorganization (including the establishment of the Foundation and the contribution thereto of the Foundation Shares and cash) have been duly and validly authorized by all necessary corporate action on the part of each of the Company and the Bank;

          (xiii) the statements in the Prospectus and incorporated by reference in the Proxy Statement under the captions "Regulation," "Dividends," "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions" and "Description of Capital Stock," insofar as they are, or refer to, statements of law or legal conclusions (excluding financial data included therein, as to which no opinion is expressed), have been prepared or reviewed by us and are correct in all material respects;

          (xiv) the Application for a merger or other Transaction and the Form 86-AC (including the establishment of the Foundation and the contribution thereto of the Foundation Shares and cash) has been approved by the FDIC and the Department, respectively, and the Prospectus and the Proxy Statement have been authorized for use by the Department; the Registration Statement and any post-effective amendment thereto has been declared effective by the Commission; except as to any necessary qualifications or registration under the securities laws of the jurisdictions in which the Shares were offered, no further approval of any governmental authority is required for the issuance and sale of the Shares (subject to the satisfaction of various conditions subsequent imposed by the FDIC and the Department in connection with its approval of the Reorganization Application), and, to the best of our knowledge, no proceedings are pending by or before the Commission or the Department seeking to revoke or rescind the orders declaring the Registration Statement effective or approving the Reorganization Application or, to the best of our knowledge, are contemplated or threatened (provided that for this purpose we do not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to us, a present intention to initiate such litigation or proceeding);

          (xv) the execution and delivery of this Agreement and the consummation of the Reorganization by the MHC, the Company and the Bank do not conflict with or result in a breach of the charter or bylaws of the MHC, the Company or the Bank (in either mutual or stock form)

          (xvi) the Reorganization Application, the Registration Statement, the Prospectus and the Proxy Statement, in each case as amended, comply as to form in all material respects with the requirements of the Act, the Bank Holding Company Act of 1956, as amended, the SEC Regulations, the FDIC regulations and the Department Regulations, as the case may be (except as to information with respect to Trident included therein and financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal, included therein, as to which no opinion is expressed); to the best of our knowledge, all material documents and exhibits required to be filed with the Reorganization Application and the Registration Statement have been so filed and the descriptions in the Reorganization Application and the Registration Statement of such documents and exhibits are accurate in all material respects.

          (xvii) to our actual knowledge, the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business as such business is described in the Prospectus, all such licenses, permits and other governmental authorizations are in full force and effect and the Bank is in all material respects complying therewith, except where the failure to hold such licenses, permits or governmental authorizations or the failure to so comply would not have a material adverse effect on the Company and the Bank, taken as a whole;

          (xviii) there are no material legal or governmental proceedings pending or, to our actual knowledge, threatened against or involving the assets of the Company, the Bank or the Foundation (provided that for this purpose we do not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to us, a present intention to initiate such litigation or proceeding);

          (xix) to our actual knowledge, the execution and delivery of the Agreement and the consummation of the Reorganization by the Company and the Bank do not constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Bank pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Department in connection with Department's approval of the Reorganization Application), which breach, default, encumbrance or violation would have a material adverse effect on the financial condition, operations, business, assets or properties of the Company and the Bank taken as a whole;

          (xx) to our actual knowledge, there has been no material breach of any provision of the Company's or the Bank's charter or bylaws or breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Bank is a party or by which any of them or any of their respective assets or properties may be bound, or any governmental license or permit, or a violation of any enforceable published law, administrative regulation or order, or court order, writ, injunction or decree which breach, default, encumbrance or violation would have a material adverse effect on the financial condition, operations, business, assets or properties of the Company and the Bank taken as a whole; and,

          (xxi) the Agreement is a legal, valid and binding obligation of each of the Company and the Bank, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC or savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A or Section 23B, as to which we render no opinion);

[Luse, Lehman to insert conclusion]

                                   Exhibit C
                                   ---------


[Luse, Lehman to insert introduction]


     Based on such counsel's participation in conferences with representatives of the Company, the Bank, its counsel, the independent appraiser, the independent certified public accountants, CIBC Oppenheimer and Trident and its counsel, review of documents and understanding of applicable law (including the requirements of Form S-1 and the character of the Registration Statement contemplated thereby) and the experience such counsel has gained in its practice under the Act, nothing has come to such counsel's attention that would lead it to believe that the Registration Statement, as amended (except as to information in respect of CIBC Oppenheimer and Trident contained therein and except as to the financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein, as to which such counsel expresses no opinion), at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as amended (except as to information in respect of CIBC Oppenheimer and Trident contained therein and except as to financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein as to which such counsel expresses no opinion), as of the date of the Prospectus and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in making this statement such counsel may state that it has not undertaken to verify independently the information in the Registration Statement or Prospectus and, therefore, does not assume any responsibility for the accuracy or completeness thereof.


[Luse, Lehman to insert conclusion]


                                      D-1